Ontario Corporation Number
1463222

For Ministry Use Only

Ministry of Consumer
and Business Services
CERTIFICATE
This is to certify that these articles
are effective on
MAY 20
/s/ Director
Business Corporations Act

ARTICLES OF AMENDMENT

Form 3
Business Corporations Act

            1.    The name of the Corporation is:
                FIRST NATIONAL PREFERRED CARD SERVICES INC.

            2.    The name of the Corporation is changed to:
                CONFORCE CONTAINER CORPORATION

            3.     Date of Incorporation/amaigamation:
                2001-02-09

            4.     Complete only if there is a change in the number of directors or the minimum/maximum number of directors.

                Number of directors is/are:    or    minimum/maximum number of directors is/are
                Number       or    minimum/maximum
                __________             ______________

            5.    The articles of incorporation are amended as follows:
                resolved that the name of the corporation be changed to Conforce Container Corporation

            6.    The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

            7.     The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on:
                2005-May-18

            These articles are signed in duplicate.

            FIRST NATIONAL PREFERRED CARD SERVICES INC.
                (name of corporation)(if the name if to be changed by these articles set out current name)

            By:        President